Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 07/31/16)
Net asset value per share	$18.83
Market price	$16.26
Premium/discount	-13.65%
Total net assets	$154.89 m
Market cap	$133.73 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 07/31/16)

Cumulative Performance[1]	(as at 07/31/16)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	6.6	9.2	12.5	6.4	13.5	3.2	70.2
Market Price	6.6	8.3	11.1	3.2	10.2	1.0	61.6
TSE Index	4.8	8.3	10.9	2.5	4.1	-6.1	42.8
TAIEX Total Return Index[2]	6.5	11.4	14.0	6.8	15.7	11.6	106.6
MSCI Taiwan Index	6.6	13.4	15.7	4.9	19.1	15.0	73.2

Rolling 12 month performance[1]	(as at 07/31/16)
%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
The Taiwan Fund, Inc.	6.4	-5.6	12.9	15.5	-21.3
Market Price	3.2	-6.0	13.7	14.5	-20.0
TSE Index	2.5	-11.6	14.9	11.5	-19.1
TAIEX Total Return Index[2]	6.8	-8.4	18.3	15.0	-16.1
MSCI Taiwan Index	4.9	-4.6	19.0	14.3	-15.5

Top 10 holdings	(as at 07/31/16)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.9
Largan Precision Co., Ltd.	6.2
Eclat Textile Co., Ltd.	3.5
Hon Hai Precision Industry Co., Ltd.	3.4
Ennoconn Corp.	3.3
Delta Electronics, Inc.	3.1
Uni-President Enterprises Corp.	2.7
Advanced Semiconductor Engineering,	2.6
Formosa Petrochemical Corp.	2.6
Wistron NeWeb Corp.	2.3

[1]	In US Dollar terms
[2]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown	(as at 07/31/16)
Sector Allocation	Fund %	Benchmark	Deviation
Automobile	0.0%	1.4%	-1.4%
Biotechnology & Medical Care	0.0%	0.9%	-0.9%
Building Material & Construction	0.0%	1.5%	-1.5%
Cement	1.7%	1.0%	0.7%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	2.3%	7.0%	-4.7%
Computer & Peripheral Equipment	9.6%	6.3%	3.3%
Electric & Machinery	7.0%	1.9%	5.1%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	5.8%	4.5%	1.3%
Electronic Products Distribution	0.0%	0.9%	-0.9%
Financial & Insurance	8.5%	12.5%	-4.0%
Foods	2.7%	2.2%	0.5%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	1.9%	-1.9%
Oil, Gas & Electricity	2.6%	3.5%	-0.9%
Optoelectronic	10.2%	4.2%	6.0%
Other	7.4%	3.7%	3.7%
Other Electronic	6.0%	7.2%	-1.2%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	3.3%	6.2%	-2.9%
Rubber	0.0%	1.4%	-1.4%
Semiconductor	20.9%	24.4%	-3.5%
Shipping & Transportation	0.3%	1.4%	-1.1%
Textiles	5.0%	1.8%	3.2%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	2.7%	1.7%	1.0%
Cash	4.0%	0.0%	4.0%
OVERALL TOTAL	100.0%	100.0%	0.0%

Review
The TAIEX Total Return Index (TAIEX) gained 6.5% in July to close above 9,000 for the first time since July 2015.The Taiwan market benefited from strong foreign institutional buying, with over US$5bn of capital inflows, the largest in the Asian markets. The tech and financial sectors were the main focus of foreign buying, experiencing increases of 4.4% and 4.1% respectively. Apple supply chain companies were helped by the positive outlook for the third quarter of 2016. The economy also grew 0.69% in the quarter to June 2016, after three consecutive quarters of contraction. The Fund outperformed the TAIEX by 0.1% in July.

Positioning and Contributors
Positive contributors to performance included suppliers of Apple components with improved earnings continuing into the second quarter of 2016 (2Q16) amid signs of increasing adoption of dual lens cameras in new smartphones. Other technology holdings in the semiconductor and computer & peripheral equipment sectors also added value as shares rallied on good 2Q16 earnings. The Fund's overweight position in the textile manufacture sector recovered some ground after being a detractor from performance in the previous month. The Fund's main detractors were auto parts companies in the electric & machinery sector which suffered sell-downs after reporting weaker than expected sales in June, other companies in the electric & machinery sector after cuts in sales guidance for 2016, and the semiconductor sector on the back of some profit-taking.

There was no change to the Fund's investment strategy and it continues to prefer consumer discretionary growth names with sustainable franchises, including those in the sportswear and auto parts sectors. Given the weak overall demand for personal computers (PC), note books (NB), televisions (TV) and handsets, the Fund's positions in tech stocks continue to be mainly focused in the cloud, internet of things (IOT), gaming and the semi-conductor sectors. The Fund remains underweight in telecommunications, basic material and financial sectors.

Outlook
Global macro post Brexit and a weaker than expected reception to the new iPhone are viewed as the remaining key market risks, especially after recent strong gains. However, the Taiwan market could be regarded as relatively defensive, supported by companies' strong free cash flows and an average 4% potential dividend yield in the context of receding returns around the world. By sector, we expect to see sequential improvement in the tech and consumer sectors in the third quarter of 2016 from a low base.

Full portfolio holdings	(as at 07/31/16)

Holding	Market Value USD	Fund %
Semiconductor	32,396,857	20.9
Taiwan Semiconductor Manufacturing Co., Ltd.	15,281,459	9.9
Advanced Semiconductor Engineering, Inc.	4,057,952	2.6
Realtek Semiconductor Corp.	3,382,906	2.2
ASPEED Technology, Inc.	2,439,609	1.6
MediaTek, Inc.	2,044,231	1.3
Silicon Motion Technology Corp.	1,757,800	1.1
Silergy Corp.	1,227,563	0.8
Siliconware Precision Industries Co.	1,183,347	0.7
Win Semiconductors Corp.	610,234	0.4
Egis Technology, Inc.	411,756	0.3
Optoelectronic	15,783,249	10.2
Largan Precision Co., Ltd.	9,534,818	6.2
Au Optronics Corp.	2,685,087	1.7
Innolux Corp.	2,305,811	1.5
Epistar Corp.	849,977	0.5
General Interface Solution Holding Ltd.	407,556	0.3
Computer & Peripheral Equipment	14,799,916	9.6
Ennoconn Corp.	5,173,205	3.4
Inventec Co., Ltd.	2,352,270	1.5
Advantech Co., Ltd.	2,206,309	1.4
Micro-Star International Co., Ltd.	2,021,088	1.3
Pegatron Corp.	1,780,716	1.2
Primax Electronics Ltd.	1,266,328	0.8
Financial & Insurance	13,229,126	8.5
Cathay Financial Holding Co., Ltd.	3,081,103	2.0
Fubon Financial Holding Co., Ltd.	2,835,603	1.8
Mega Financial Holding Co., Ltd.	2,623,500	1.7
E. Sun Financial Holding Co., Ltd.	2,135,075	1.4
Yuanta Financial Holding Co., Ltd.	1,708,611	1.1
China Life Insurance Co., Ltd.	845,234	0.5
Other	11,411,039	7.4
Taiwan Paiho Ltd.	3,505,811	2.3
Nien Made Enterprise Co., Ltd.	2,263,603	1.5
Feng TAY Enterprise Co., Ltd.	1,773,307	1.1
Nan Liu Enterprise Co., Ltd.	1,770,510	1.1
Sunspring Metal Corp.	1,083,310	0.7
KMC Kuei Meng International, Inc.	1,014,498	0.7
Electric & Machinery	10,856,926	7.0
Iron Force Industrial Co., Ltd.	2,776,547	1.8
Airtac International Group	2,425,712	1.6
Macauto Industrial Co., Ltd.	1,507,612	1.0
Hiwin Technologies Corp.	1,460,922	0.9
Yeong Guan Energy Technology Group Co., Ltd.	1,387,070	0.9
Hota Industrial Manufacturing Co., Ltd.	1,299,063	0.8
Other Electronic	9,306,978	6.0
Hon Hai Precision Industry Co., Ltd.	5,283,615	3.4
Tung Thih Electronic Co., Ltd.	2,178,743	1.4
Voltronic Power Technology Corp.	1,024,020	0.7
Catcher Technology Co., Ltd.	820,600	0.5

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund %
Electronic Parts & Components	8,957,922	5.8
Delta Electronics, Inc.	4,789,839	3.1
King Slide Works Co., Ltd.	2,294,192	1.5
Himax Technologies, Inc.	1,163,500	0.7
Sinbon Electronics Co., Ltd.	710,391	0.5
Textiles	7,717,124	5.0
Eclat Textile Co., Ltd.	5,446,614	3.5
Toung Loong Textile Manufacturing Co., Ltd.	2,270,510	1.5
Plastics	5,141,397	3.3
Formosa Plastics Corp.	2,595,527	1.7
Formosa Chemicals & Fibre Corp.	2,545,870	1.6
Trading & Consumers’ Goods	4,232,733	2.7
President Chain Store Corp.	2,012,092	1.3
Poya Co., Ltd.	1,902,626	1.2
Taiwan FamilyMart Co., Ltd.	318,015	0.2
Foods	4,111,370	2.7
Uni-President Enterprises Corp.	4,111,370	2.7
Oil, Gas & Electricity	4,047,502	2.6
Formosa Petrochemical Corp.	4,047,502	2.6
Communications & Internet	3,522,096	2.3
Wistron NeWeb Corp.	3,522,096	2.3
Cement	2,613,410	1.7
Taiwan Cement Corp.	2,613,410	1.7
Shipping & Transportation	510,607	0.3
Aerospace Industrial Development Corp.	510,607	0.3
Cash	6,251,939	4.0
Cash	6,251,939	4.0
Grand Total	154,890,191	100.0

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.

•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.

•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.